CECO ENVIRONMENTAL ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL YEAR 2024 RESULTS AND HIGHLIGHTS KEY STRATEGIC TRANSACTIONS

Q4 Revenue and EBITDA Negatively Impacted by Customer-Driven Project Delays

Tremendous Q4 Bookings at Over $210 million Establishes New Record and Highest-Ever Backlog
Completed Acquisition of Verantis in Late Q4 and Announces Intention to Divest Fluid Handling Business
2025 Full Year Outlook Affirmed

ADDISON, TX (January 16, 2025) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO" or the “Company”), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today announced preliminary financial results for the fourth quarter and full year 2024 and provided an update on further portfolio transformation. The Company also affirmed its previously announced full year 2025 outlook.

Fourth Quarter and Full Year Preliminary Results

For the full year ended 2024, the Company expects to report revenues in the range of $555 to $558 million, when compared to the previous guidance of $575 to $600 million, and Adjusted EBITDA between $62 to $63 million, when compared to the previous guidance of $65 to $70 million. Fourth quarter and full year revenue and Adjusted EBITDA softness were driven primarily from continued impacts related to delays of customer-driven projects. Orders for the fourth quarter 2024 are expected to be at or above $210 million, which sets a new Company record for bookings and backlog levels.

“Missing our 2024 outlook is disappointing – especially given the tremendous orders growth we achieved in the second half of the year,” said Todd Gleason, CECO’s Chief Executive Officer. “The multi-quarter, customer-driven, project delays did abate late in the year, but not in enough time for our teams to recognize the expected revenue levels from key projects. The revenues from these projects and the associated income will roll into 2025, which, along with our record orders achieved in 2024, adds even more conviction to our 2025 full year outlook. We remain very pleased with our margin expansion progress and our tremendous sales pipeline in energy transition and general industrial markets. We look forward to providing more detail on our 2024 performance and 2025 outlook when we release our full earnings report next month.”

The Company’s preliminary fourth quarter and full year 2024 financial results included in this press release are preliminary, unaudited and subject to completion, reflect management’s current views, and may change as a result of management’s continued review and the completion of audit procedures.

Portfolio & Transaction Update

In late December 2024, the Company completed its acquisition of Verantis Environmental Solutions Group (“Verantis”). Verantis is a global leader in engineering services and environmental systems that focuses on process improvement in a wide range of general industrial and high technology processes, primarily for the industrial air market. Verantis had annualized sales of approximately $45 million and operating margins which are expected to be accretive to the Company.

Additionally, the Company is announcing its intent to divest its Fluid Handling business which the sale is expected to be completed late in the first quarter of 2025. The proceeds from this divestiture will be used to pay down debt and position the balance sheet for future strategic growth investments.

Lastly, as previously reported, the Company’s acquisition of Profire Energy closed on January 3, 2025.

“I am very pleased with the fast start associated with the Profire integration and how many market opportunities we continue to add to our list of growth initiatives. We are also excited to welcome the Verantis team to CECO as we advance our strategic portfolio of leading environmental solution businesses to help our customers to reduce environmental footprint while improving profitability,” said Todd Gleason, CECO’s Chief Executive Officer. “The announced process to divest our Fluid Handling business has yielded strong interest among well-positioned leaders in the market, and we expect to complete the divestiture in late Q1. While our Fluid Handling business is very well positioned in its markets, we are laser focused on businesses that more closely align with our strategic investments and leadership positions in Air, Water and Energy Transition.”

2025 Full Year Guidance Remains Unchanged

The Company maintains its previously announced full year 2025 outlook which includes expected Revenue of $700 to $750 million, up approximately 30 percent at the midpoint year over year, and Adjusted EBITDA of $90 to $100 million, up approximately 50 percent at the midpoint versus 2024. The Company also affirms its full year 2025 outlook that free cash flow is expected to be between 50 and 70 percent of Adjusted EBITDA. The full year guidance incorporates the net impact of completed acquisitions, the expected Q1 sale of the Company’s Fluid Handling business, and the revenue and income that rolls into 2025 associated with the 2024 customer-driven project delays.

“We believe that we are very well-positioned as we enter 2025. Our key growth markets in general industrial, energy transition and power generation, are producing record bookings and our sales pipeline has never looked better. Our programmatic M&A program added tremendous businesses to our mix in the second half of 2024 and early 2025, and we expect each of these acquisitions will deliver solid growth and accretive margins to the Company. I am excited for the short- and long-term future of CECO as we expect to deliver high performance and sustainable value creation,” concluded Gleason.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving a broad landscape of industrial air, industrial water, and energy transition markets globally through its key business segments: Engineered Systems and Industrial Process Solutions. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. In regions around the world, CECO works to improve air quality, optimize the energy value chain, and provide custom solutions for applications in power generation, petrochemical processing, refining, midstream gas transport and treatment, electric vehicle and battery production, metals and mineral processing, polysilicon production, battery recycling, beverage can production, and produced and oily water/wastewater treatment along with a wide range of other industrial applications. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

CECO Company Contact:

Peter Johansson

Chief Financial and Strategy Officer

888-990-6670

Investor Relations Contact:

Steven Hooser, Three Part Advisors

214-872-2710

Investor.Relations@OneCECO.com

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Adjusted EBITDA, as presented in the financial data included in this press release, has been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR STATEMENT

Any statements contained in this Press Release, other than statements of historical fact, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. We use words such as "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," "will," "plan," “feel,” "should" and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties that could cause actual results to differ materially include risks regarding our ability to consummate the planned divestiture of our Fluid Handling business, the effect of recently announced acquisitions and planned divestiture of our Fluid Handling Business (together, the “transactions”) on business relationships, operating results, and business generally, disruption of current plans and operations and potential difficulties in employee retention as a result of the transactions, diversion of management’s attention from ongoing business operations in connection with the integration of recent acquisitions, the outcome of any legal proceedings that have been or may in the future be instituted related to the Profire Energy transaction or other transactions, the amount of the costs, fees, expenses and other charges related to the transactions, the achievement of the anticipated benefits of transactions, the ability of Profire Energy to achieve its earnings guidance, our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges, or other customer-driven project delays relating to supply chain challenges or other customer considerations; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management's response to any of the aforementioned factors; and our ability to remediate our material weakness, or any other material weakness that we may identify in the future that could result in material misstatements in our financial statements. Additional risks and uncertainties are discussed under "Part I – Item 1A. Risk Factors" of CECO's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and may be included in subsequently filed Quarterly Reports on Form 10-Q. Many of these risks are beyond management's ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

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